Exhibit 99.1

Quest Resource Reports First Quarter 2017 Financial Results

Generates 20% Growth in Gross Profit and Positive Adjusted EBITDA

THE COLONY, TX – May 15, 2017 – Quest Resource Holding Corporation (NASDAQ: QRHC) ("Quest"), a leader in sustainability, recycling, and environmental resource services, today announced financial results for the first quarter ended March 31, 2017.

Key recent highlights:

•

Demonstrated significant improvement in profitability – For the first quarter of 2017, gross margin improved to 9.8% of sales versus 7.6% of sales for the first quarter of 2016.  Gross profit increased 20% to $4.2 million from $3.5 million for the first quarter of 2016.

•

Significant customer win in the newly introduced construction/demolition vertical market – Subsequent to the end of the first quarter, Quest began providing waste management and recycling services to one of the nation’s largest building contractors.  This was the first significant win for Quest’s recently introduced suite of construction site services designed to allow construction companies to address the environmental goals of their customers, while minimizing risk and cost associated with managing multiple waste streams produced on the job site.

“Our first quarter financial performance exceeded our expectations, building on the positive momentum generated at the end of last year.  This quarter’s results are evidence that our focused approach to customer acquisition and procurement can deliver solid improvements in profitability.  By using a disciplined approach that highlights our key value propositions, we generated positive contribution margin from both new and existing customers while forgoing less attractive business.  As a result, gross profit dollars increased by 20%; gross margin improved more than two percentage points; and we generated positive Adjusted EBTIDA for the first time in nine quarters,” said S. Ray Hatch, President and Chief Executive Officer. “During 2017, we are expecting to gain significant traction from our newly launched services for construction/demolition, as well as from our industrial customers, and are off to a great start.   Quest can differentiate itself in these verticals because we believe we have the capability and reputation of being able to handle complex waste streams while providing high service levels required by these markets.”

First Quarter 2017 Financial Highlights:

•	Q1 2017 gross margin was 9.8%, compared with 7.6% in Q1 2016
•	Q1 2017 Adjusted EBITDA improved by $726,000 to $105,000 compared with ($621,000) for Q1 2016
•	Q1 2017 net loss improved to ($1.9 million) compared with ($2.2 million) in Q1 2016

“Although we may have some variability in our top-line comparisons for the balance of 2017, we remain confident that we are on track to deliver on our goal of a one to two percentage point improvement in gross margin and positive Adjusted EBITDA for the full year 2017,” said Mr. Hatch. "Longer term, we are optimistic that our strategy will produce stronger customer relationships, resulting in recurring business, which should allow for double digit top-line growth and even more significant improvements to profitability.”

First Quarter 2017 Earnings Conference Call and Webcast:

Quest will conduct a conference call on Monday, May 15, 2017, at 4:00 p.m. Central Time, to review the financial results for the fiscal first quarter ended March 31, 2017. Investors interested in participating on the live call can dial (877) 780-3381 within the U.S. or (719) 457-2648 from abroad.  The conference call, which may include forward-looking statements, is also being webcast and is available via the investor relations section of Quest’s website at www.qrhc.com. A replay of the webcast will be archived on Quest’s investor relations website for 60 days.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, a non-GAAP financial measure, "Adjusted EBITDA," is presented. From time-to-time, Quest considers and uses this supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. Quest believes it is useful to review, as applicable, both (1) GAAP measures that include (i) depreciation and amortization, (ii) interest expense, (iii) stock-based compensation expense, (iv) income tax expense, and (v) certain other adjustments, and (2) non-GAAP measures that exclude such information. Quest presents this non-GAAP measure because it considers it an important supplemental measure of Quest's performance. Quest's definition of this adjusted financial measure may differ from similarly named measures used by others. Quest believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for the company's GAAP measures. (See attached table "Reconciliation of Net Loss to Adjusted EBITDA.")

About Quest Resource Holding Corporation

Quest provides businesses with a nationwide, single source solution for the reuse, recycling, and disposal of a wide variety of waste streams and recyclables generated by their businesses. Quest's comprehensive reuse, recycling, and disposal services include customer-specific programs for the management, collection, processing, and accounting for waste streams and recyclables. Quest operates environmentally focused online platforms that contain information and data that tracks and reports the environmental results of our services and provides actionable data to improve business operations.

For more information, visit www.QRHC.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a "safe harbor" for such statements in certain circumstances. The forward-looking statements include, but are not limited to, our belief that our first quarter financial performance built on the positive momentum generated at the end of last year; our belief that this quarter’s results are evidence that our focused approach to customer acquisition and procurement can deliver solid improvements in profitability; our expectation that during 2017, we are expecting to gain significant traction from our newly launched services for construction/demolition, as well as from our industrial customers, and are off to a great start; our belief that we can differentiate ourselves in these verticals because we believe we have the capability and reputation of being able to handle complex waste streams while providing high service levels required by these markets; our belief that although we may have some variability in our top-line comparisons for the balance of 2017, we remain confident that we are on track to deliver on our goal of a one to two percentage point improvement in gross margin and positive Adjusted EBITDA for the full year 2017; and our expectation that longer term, our strategy will produce stronger customer relationships, resulting in recurring business, which should allow for double digit top-line growth and even more significant improvements to profitability. These statements are based on our current expectations, estimates, projections, beliefs, and assumptions. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, competition in the environmental services industry, the impact of the current economic environment, and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Report on Form 10-K for the year ended December 31, 2016. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Investor Relations Contact:

John Liviakis

Liviakis Financial

415-389-4670

john@liviakis.com

Financial Tables Follow

Quest Resource Holding Corporation and Subsidiaries

OPERATING HIGHLIGHTS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016
Revenue	$42,540	$45,771
Cost of revenue	38,354	42,285
Gross profit	4,186	3,486
Selling, general, and administrative	4,980	4,655
Depreciation and amortization	1,001	1,019
Total operating expenses	5,981	5,674
Operating loss	(1,795)	(2,188)
Interest expense	(114)	(56)
Income tax expense	—	—
Net loss	$(1,909)	$(2,244)
Net loss applicable to common stockholders	$(1,909)	$(2,244)
Net loss per common share:
Basic and diluted	$(0.13)	$(0.16)

Weighted average number of common shares outstanding:
Basic and diluted	15,273	13,983

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2017	2016
Net loss	$(1,909)	$(2,244)
Depreciation and amortization	1,042	1,028
Interest expense	114	56
Stock-based compensation expense	614	539
Other adjustments	244	—
Income tax expense	—	—
Adjusted EBITDA	$105	$(621)

BALANCE SHEETS

(In thousands, except per share amounts)

	March 31,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,128	$1,328
Accounts receivable, less allowance for doubtful accounts of $434 and $334 as of March 31, 2017 and December 31, 2016, respectively	32,813	34,828
Prepaid expenses and other current assets	2,167	2,671
Total current assets	37,108	38,827

Goodwill	58,337	58,337
Intangible assets, net	7,652	8,490
Property and equipment, net, and other assets	2,127	2,415
Total assets	$105,224	$108,069

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$31,136	$35,306
Deferred revenue and other current liabilities	386	406
Total current liabilities	31,522	35,712

Revolving credit facility, net	8,023	4,750
Other long-term liabilities	120	335
Total liabilities	39,665	40,797

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued or outstanding as of March 31, 2017 and December 31, 2016	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 15,273 shares issued and outstanding as of March 31, 2017 and December 31, 2016	15	15
Additional paid-in capital	158,368	158,172
Accumulated deficit	(92,824)	(90,915)
Total stockholders’ equity	65,559	67,272
Total liabilities and stockholders’ equity	$105,224	$108,069

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